Exhibit 10.1

First Amendment to Securities Purchase Agreement

This Securities Purchase Agreement (this “Amendment”) is made and entered into as of October 3, 2024, by and between OpGen, Inc., a Delaware corporation (the “Company”), and AEI Capital Ltd. (the “Purchaser”).

Recitals

Whereas, the Company and Purchaser entered into that certain Securities Purchase Agreement, dated as of August 22, 2024 (the “Purchase Agreement”), pursuant to which the Purchaser agreed to purchase up to $3,000,000 of shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company; and

Whereas, the Company and the Purchaser desire to amend the Purchase Agreement to provide the Company the right to sell two (2) additional tranches of up to $3,000,000 each of shares of Common Stock to the Purchaser, such that the Purchaser’s aggregate obligation to purchase shares of common stock under the Purchase Agreement will be up to $9,000,000, and to extend the period of time during which the Company can sell shares to the Purchaser, each on the terms and conditions set forth herein.

Agreement

Now, Therefore, in consideration of the mutual covenants contained in this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser, intending to be legally bound, hereby agree as follows:

1. Definitions. Capitalized terms used, but not defined herein, shall have the meanings assigned to them in the Purchase Agreement.

2. Purchase Period. Section 2.1 of the Purchase Agreement shall be amended and restated in its entirety as follows:

“2.1

(a) Purchase of Common Stock. Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, up to $3,000,000 (the “Aggregate Purchase Price”) of shares of Common Stock (the “Initial Securities”). The Company shall have the right, but not the obligation, to direct the Purchaser, by delivering written notice thereof from time to time following the date hereof and until December 31, 2025, to purchase up to the Aggregate Purchase Price of Initial Securities at the Purchase Price on the applicable Purchase Date (each, an “Initial Securities Purchase”).

(b) Additional Purchase. Following the sale of all of the Initial Securities, the Company shall have the option, exercisable at its discretion at any time following the date hereof and until December 31, 2025, to sell, and the Purchaser to agrees to purchase, up to $3,000,000 (the “First Additional Purchase Price”) of shares of Common Stock, and, following the sale and purchase in an amount of the First Additional Purchase Price, the Company shall have a further option, exercisable at its discretion at any time thereafter and until December 31, 2025, to sell, and the Purchaser agrees to purchase, up to an additional $3,000,000 (the “Second Additional Purchase Price,” and together with the First Additional Purchase Price, the “Additional Purchase Price,” and the shares purchased pursuant to this Section 2.1(b), the “Additional Securities,” and together with the Initial Securities, the “Securities”). The Company shall have the right, but not the obligation, to direct the Purchaser, by delivering written notice thereof from time to time following the date hereof and until December 31, 2025, to purchase up to the Additional Purchase Price of Additional Securities at the Purchase Price on the applicable Purchase Date (each, an “Additional Securities Purchase,” and together with the Initial Securities Purchase, each a “Securities Purchase”).

(c) Purchase Increments. Unless otherwise agreed by the Parties, the Company’s right to cause the Purchaser to purchase the Securities pursuant to this Section 2.1 must be exercised in either $1,000,000 or $2,000,000 increments.

3. Interpretation. Except as expressly amended by this Amendment, the Purchase Agreement shall remain in full force and effect without change.

4. Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

[signature page follows]

In Witness Whereof, the parties hereto have executed this First Amendment To Securities Purchase Agreement as of the date set forth in the first paragraph hereof.

OPGEN, INC.		Address for Notice:
OpGen, Inc. 23219 Stringtown Road, Suite 300 Clarksburg, MD 20871 Attention: David Lazar, President
By:	/s/ David Caplon
Name:	David Caplon
Title:	Controller

With a copy to (which shall not constitute notice):

Ballard Spahr 1735 Market Street Philadelphia, PA 19103 Attention: Peter Jaslow, Esq. Email: jaslowp@ballardspahr.com

AEI CAPITAL LTD.		Address for Notice:
Duplex Penthouse, Unit A-33A-6 Level 33A, Tower A, UOA Bangsar Tower No. 5, Bangsar Utama 1 Road
By:	/s/ John Tan Honjian
Name:	John Tan Honjian
Title:	President
59000 Kuala Lumpur, Malaysia

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